Exhibit C

Sprint Nextel Media Contact:
Nick Sweers, 703-433-3044
Nicholas.Sweers@sprint.com

Sprint Nextel Investor Relations Contact:
Kurt Fawkes, 913-794-1140
Investorrelations.sprintcom@mail.sprint.com

Alamosa Contact:
Jon Drake, 806-722-1455
jdrake@alamosapcs.com

SPRINT NEXTEL TO ACQUIRE WIRELESS AFFILIATE
ALAMOSA HOLDINGS

•	Approximately 1.48 million PCS Wireless Users to Become Direct Subscribers of Sprint Nextel

•	Extends Company’s Direct Service Territory to an Additional 20 Million People in 19 states

RESTON, Virginia and LUBBOCK, Texas — Nov. 21, 2005 — Sprint Nextel Corp. (NYSE: S) and Alamosa Holdings, Inc. (NASDAQ: APCS) today announced an agreement for Sprint Nextel to acquire Alamosa Holdings for approximately $4.3 billion, including the assumption of approximately $900 million of net debt. This transaction value represents 9.8x projected 2006 Adjusted Operating Income Before Depreciation and Amortization (‘‘Adjusted OIBDA’’ *).

Under the terms of the agreement, Sprint Nextel will acquire all of Alamosa’s outstanding common shares for $18.75 per share (including Series B Preferred stock on an ‘‘as converted’’ basis) in an all-cash merger. The acquisition is subject to the approval of Alamosa shareholders and customary regulatory approvals, and is expected to be completed in the first quarter of 2006.

‘‘This acquisition closes a long partnership with the management and shareholders of Alamosa,’’ said Gary Forsee, president and CEO, Sprint Nextel. ‘‘As the largest PCS affiliate, we appreciate their efforts over the years to grow Sprint’s business and we look forward to continuing a strong relationship with their customers. This transaction will significantly expand our direct customer base and territory, and will provide additional value for our shareholders.’’

David Sharbutt, chairman and chief executive officer of Alamosa Holdings, Inc., said: ‘‘We are pleased to accept Sprint’s offer to acquire our company. We have enjoyed a successful business relationship with Sprint that has benefited both companies. We not only helped Sprint build the nation’s best nationwide wireless network, but also successfully brought the Sprint suite of products and services to our territories over the past 6 years. Our shareholders and employees can be proud of our results and the value that we have created in Alamosa.’’

Alamosa Holdings, based in Lubbock, Texas, provides Sprint PCS services in 19 states, serving approximately 1.48 million direct wireless subscribers in 242 customer service areas (CSA’s). It is the largest Sprint PCS wireless Affiliate (based on number of subscribers) and has reported superior operating metrics, including the highest penetration and lowest churn rates of the Sprint PCS Affiliates.

Alamosa employs about 1,300 people and had pro forma (for the acquisition of AirGate completed in the 1st Quarter of 2005) revenues for the twelve months ended September 30, 2005 of $1,318 million. With this acquisition, Sprint has announced agreements to acquire more than 2.3 million Sprint PCS affiliate customers.

On Aug. 8, 2005, Alamosa filed a complaint against Sprint regarding certain exclusivity covenants Sprint had with Alamosa's subsidiary AirGate. As part of the agreement, Sprint Nextel and AirGate will seek an immediate stay of litigation pending in the Delaware Court of Chancery with a final resolution to become effective upon closing of the acquisition.

About Alamosa
Alamosa Holdings, Inc. is the largest (based on number of subscribers) Sprint PCS Affiliate of Sprint Nextel (NYSE: S), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint Nextel brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, and subsequent to year end in Georgia, South Carolina, North Carolina and Tennessee which includes licensed population of 23.2 million residents.

About Sprint Nextel
Sprint Nextel offers a comprehensive range of wireless and wireline communications services to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

Advisors
Sprint Nextel’s financial advisor for the transaction was Citigroup Global Markets Inc. Its principal legal advisor was King & Spalding LLP. Alamosa Holdings’ financial advisors were The Blackstone Group LP and UBS Investment Bank and its principal legal advisor was Skadden, Arps, Slate, Meagher & Flom LLP.

*Financial Measures
Certain financial measures included in this release have been generated using adjustments to amounts determined under generally accepted accounting principles (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. The financial measures used in this release include the following:

Adjusted OIBDA is defined as operating income plus depreciation, amortization and special items. We believe that Adjusted OIBDA provides useful information to investors because it is an indicator of the strength and performance of ongoing business operations. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods.

Alamosa Holdings, Inc.
Adjusted OIBDA Reconciliation

(Dollars in millions)		Estimated Twelve Month Period Ending December 31, 2006
Operating Income		$216
Plus: Depreciation & Amortization		225
Adjusted OIBDA	(A)	$441
Acquisition Transaction Value	(B)	$4,330
Adjusted OIBDA Multiple	(B/A)	9.8	x

Net Debt is debt, including current maturities, less cash and equivalents and current marketable securities.

‘‘Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the acquisition of Alamosa Holdings, Inc. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of Alamosa Holdings; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that have been described from time to time in Sprint Nextel's, Nextel Communications Inc.'s and Alamosa Holdings’ respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended December 31, 2004 as amended, and their respective quarterly reports on Form 10-Q filed in 2005. This document speaks only as of its date, and each of Sprint Nextel, Nextel and Alamosa Holdings disclaims any duty to update the information herein.

Alamosa shareholders will receive a proxy regarding this proposal and a special shareholder’s election will be held at a future date to seek shareholder approval. A slide presentation summarizing the transaction is available at www.alamosapcs.com.

Additional Information and Where to Find It
In connection with the proposed acquisition and required shareholder approval, Alamosa will file with the Securities and Exchange Commission a proxy statement. The proxy statement will be mailed to the shareholders of Alamosa. Alamosa’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Alamosa. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Alamosa by going to Alamosa’s Investor Relations page on its corporate website at www.alamosapcs.com.

Alamosa and its officers and directors may be deemed to be participants in the solicitation of proxies from Alamosa’s shareholders with respect to the acquisition. Information about Alamosa’s executive officers and directors and their ownership of Alamosa stock is set forth in the proxy statement for the Alamosa 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Alamosa and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Sprint Nextel and its officers and directors may be deemed to have participated in the solicitation of proxies from Alamosa’s shareholders in favor of the approval of the acquisition. Information concerning Sprint Nextel’s directors and executive officers is set forth in Sprint Nextel’s joint proxy statement/prospectus, which was filed with the SEC on June 10, 2005, and other reports filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sprint Nextel’s Investor Relations page on its corporate website at http://www.sprint.com.